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                 CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 27, 1999, on the financial statements of the Prime Portfolio, Government Portfolio, Tax-Free Portfolio, Trust Portfolio and Treasury Portfolio of Alliance Institutional Reserves, Inc. (formerly ACM Institutional Reserves, Inc.) referred to therein in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A, File No. 33-34001 as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in each Prospectus under the caption "Financial Highlights."

                                  McGladrey & Pullen, LLP


New York, New York
August 4, 1999






























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